Exhibit 1.1

[●] American Depositary Shares

ANPAC BIO-MEDICAL SCIENCE CO., LTD.

REPRESENTING [●] CLASS A ORDINARY SHARES, PAR VALUE US$0.01 PER SHARE

UNDERWRITING AGREEMENT

[    ], 2019

WestPark Capital Inc.

1900 Avenue of the Stars, Suite 310

Los Angeles, CA 90067

United States of America

Univest Securities, LLC

375 Park Avenue, 15th Floor

New York, NY 10152

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

AnPac Bio-Medical Science Co., Ltd., a business company limited by shares under the laws of the British Virgin Islands (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the Underwriters”) an aggregate of [●] Class A ordinary shares, par value US$0.01 per share, of the Company (the “Firm Shares”) in the form of [●] American Depositary Shares (as defined below) (the “Firm ADSs”).

The Company also proposes to issue and sell to the several Underwriters not more than an additional [●] Class A ordinary shares, par value US$0.01 per share, of the Company (the “Additional Shares”) in the form of [●] American Depositary Shares (the “Additional ADSs”), if and to the extent that you, as Representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional ADSs granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Offered Shares.” The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “Offered ADSs.” The Offered ADSs and the underlying Offered Shares are hereinafter collectively referred to as the “Offered Securities.” The Class A ordinary shares, par value US$0.01 per share, of the Company to be issued and outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Class A Ordinary Shares,” and the Class A Ordinary Shares and Class B ordinary shares, par value US$0.01 per share, of the Company are hereinafter collectively referred to as the “Ordinary Shares”).

The Underwriters will take delivery of the Offered Shares in the form of American Depositary Shares (the “American Depositary Shares” or “ADSs”). The American Depositary Shares are to be issued pursuant to a Deposit Agreement dated as of [●], 2019 (the “Deposit Agreement”) among the Company, Citibank, N.A., as Depositary (the Depositary”), and the owners and holders from time to time of the American Depositary Shares issued under the Deposit Agreement. Each American Depositary Share will initially represent the right to receive one Class A Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1, including a prospectus, relating to the Offered Shares and a registration statement on Form F-6 relating to the Offered ADSs. The registration statement relating to the Offered Shares, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of the Offered Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The registration statement on Form F-6 relating to the American Depositary Shares, as amended at the time it becomes effective, is hereinafter referred to as the “ADS Registration Statement.” If the Company has filed an abbreviated registration statement to register additional Offered Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement. The Company has filed, in accordance with Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the Offered Securities (the “Exchange Act Registration Statement”).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

1.1    The Company represents and warrants to and agrees with each of the Underwriters that:

(a)    Effectiveness of Registration Statement. Each of the Registration Statement and the ADS Registration Statement has become effective under the Securities Act; the Exchange Act Registration Statement has become effective under the Exchange Act; no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the Exchange Act Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)    Compliance with Securities Law. (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, at the Closing Date (as defined in Section 4) and at each Option Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information described as such in Section 9(b) hereof.

(c)    Ineligible Issuer Status and Issuer Free Writing Prospectus. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. As of the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectus, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information described as such in Section 9(b) hereof.

(d)    Good Standing of the Company. The Company has been duly incorporated, is validly existing as a business company limited by shares in good standing under the laws of the British Virgin Islands, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. A “Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business or prospects of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company and its Subsidiaries to carry out their obligations under this Agreement and the Deposit Agreement. The currently effective memorandum and articles of association of the Company comply with the requirements of applicable British Virgin Islands law and are in full force and effect. The third amended and restated memorandum and articles of association of the Company adopted on October 31, 2019 and filed as Exhibit 3.2 to the Registration Statement comply with the requirements of applicable British Virgin Islands laws and, prior to the closing on the Closing Date, will be in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; except as set forth in the Registration Statements, no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(e)    Subsidiaries. Each of the Company’s direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule III. Each of the Subsidiaries has been duly incorporated, is validly existing as a corporation with limited liability established under the laws of the People’s Republic of China (the “PRC”) or the U.S., as the case may be, and in good standing under the laws of the jurisdiction of its incorporation, has full power and authority (corporate or otherwise) to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except as disclosed in the Time of Sale Prospectus and the Prospectus and to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are duly paid in accordance with its articles of association and are free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control.

(f)    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(g)    Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The description of the Deposit Agreement contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus is true and accurate in all material respects.

(h)    Due Authorization. The Registration Statement, the preliminary prospectus, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Offered Securities and the Representatives’ Warrant ((as defined below) including the Warrant Shares (as defined below)) by the Company.

(i)    Share Capital. The maximum number of shares that the Company is authorized to issue conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)    Ordinary Share. (i) The Ordinary Shares issued and outstanding prior to the issuance of the Offered Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. As of the date hereof, the Company has authorized, issued and outstanding shares as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital” and, as of the Closing Date, the Company shall have authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital.” (ii) Except as described in the Time of Sale Prospectus and the Prospectus, there are (A) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the share capital of the Company, and (B) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Company’s Subsidiaries.

(k)    Offered ADSs. The Offered ADSs, when issued by the Depositary against the deposit of the Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued and the persons in whose names such Offered ADSs are registered will be entitled to the rights of registered holders of American depositary receipt specified therein and in the Deposit Agreement.

(l)    Offered Shares. (i) The Offered Shares to be sold by the Company have been duly authorized and, when issued, delivered and fully paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Offered Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. Except as disclosed in the Time of Sale Prospectus and the Prospectus and subject to the terms and conditions of the Deposit Agreement, the Offered Shares, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s constitutive documents or any agreement or other instrument to which the Company is a party. (ii) The Offered Securities, when issued, are freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof, and, except as described in the Time of Sale Prospectus and the Prospectus and subject to the terms and conditions of the Deposit Agreement, there are no restrictions on subsequent transfers of the Offered Securities under the laws of the British Virgin Islands or the United States. (iii) The ordinary shares issuable upon exercise of the Representatives’ Warrant (the “Warrant Shares”) will be duly authorized and validly reserved for issuance upon exercise of the Representatives’ Warrant in a number sufficient to meet the exercise requirement thereunder and, when fully paid for and issued in accordance with the terms of the Representatives’ Warrant, such Warrant Shares will be validly issued, fully paid and non-assessable, and the issuance of such Warrant Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. Except as disclosed in the Time of Sale Prospectus and the Prospectus and subject to the terms and conditions of the Deposit Agreement, the Warrant Shares, when issued and delivered against payment therefor in accordance with the terms of the Representatives’ Warrant, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s constitutive documents or any agreement or other instrument to which the Company is a party. The Warrant Shares, when issued, are freely transferable by the Company to or for the account of the Representatives, and, except as disclosed in the Time of Sale Prospectus and the Prospectus and subject to the terms and conditions of the Deposit Agreement, there are no restrictions on subsequent transfers of the Warrant Shares under the laws of the British Virgin Islands or the United States.

(m)    Accurate Disclosure. The statements in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “PRC Regulations,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Taxation” and “Underwriting” (except for information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein) insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(n)    Listing. The ADSs have been approved for listing on the NASDAQ, subject to official notice of issuance.

(o)    Compliance with Law, Constitutive Documents and Contracts. Except as disclosed in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries is (i) in breach or violation of any provision of applicable law, or (ii) is in breach or violation of its respective constitutive documents, or (iii) in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is (x) binding upon the Company or any of the Subsidiaries and (y) material to the Company and the Subsidiaries taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries, except where such breach or default in (i) and (iii) above would not reasonably be expected to have a Material Adverse Effect.

(p)    Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene (i) any provision of applicable law or the memorandum and articles of association or other constitutive documents of the Company, (ii) any agreement or other instrument binding upon the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries, taken as a whole, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States of America in connection with the offer and sale of the Offered Securities.

(q)    No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except as disclosed in the Time of Sale Prospectus and the Prospectus, (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole; (ii) there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; (iii) there has been no material adverse change in the share capital, short-term debt (other than changes in the fair value of the Company’s convertible loans from Jiaxing Zhijun Investment Management Co., Ltd. or the interest accrued thereupon or short-term debt incurred in the ordinary course of business) or long-term debt of the Company and its Subsidiaries, taken as a whole; (iv) neither the Company nor any of its Subsidiaries has (A) entered into or assumed any material transaction or agreement, (B) incurred, assumed or acquired any material liability or obligation, direct or contingent, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other material asset, or (D) agreed to take any of the foregoing actions; and (v) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood, typhoon, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(r)    No Pending Proceedings. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Company, any of its Subsidiaries or any of its executive officers, directors and key employees is a party or to which any of the properties of the Company or any of its Subsidiaries is subject (i) other than proceedings that would not have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(s)    Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(t)    Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(u)    Environmental Laws. (i) The Company and its Subsidiaries, are in compliance with any and all applicable national, local and foreign laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), except where such noncompliance with Environmental Laws would not, singly or in the aggregate, have a Material Adverse Effect. (ii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except for those that would, singly or in the aggregate, not have a Material Adverse Effect.

(v)    Intentionally Omitted.

(w)    Registration Rights. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Restricted Period referred to in Section 6.1(y) hereof.

(x)    Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries or, to the Company’s knowledge, its affiliates, nor any director, officer or employee of the Company or its Subsidiaries nor, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (iv) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws; and the Company and its Subsidiaries and, to the Company’s knowledge, its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(y)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(z)    Compliance with OFAC. (i) Neither the Company nor any of its Subsidiaries, nor any director, officer or employee thereof, nor, to the knowledge of the Company, any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, Sanctions”), nor

(B)    located, organized or resident in a country or territory that is, the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii)    The Company and its Subsidiaries will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    For the past five years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(aa)    Title to Property. Each of the Company and its Subsidiaries has good and marketable title (valid land use rights and building ownership certificates in the case of real property located in the PRC) to all real property and good and marketable title to all personal property, in each case, owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Time of Sale Prospectus and the Prospectus.

(bb)    Possession of Intellectual Property. The Company and its Subsidiaries own, possess, have been authorized to use or can acquire on reasonable terms such trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted as described in the Time of Sale Prospectus and the Prospectus except for such lack of Intellectual Property Rights as would not, individually or in aggregate, have or result in a Material Adverse Effect (i) There are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries; (ii) there is no infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries or, to the Company’s knowledge, third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries in their businesses has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or its Subsidiaries in violation of the rights of any persons; except in each case covered by clauses (j) through (v) above such as would not individually or in the aggregate have a Material Adverse Effect.

(cc)    Merger or Consolidation. Neither the Company nor any of its Subsidiaries is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and which is not so described.

(dd)    Termination of Contracts. Except as described in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Prospectus and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries, or to the knowledge of the Company, any other party to any such contract or agreement.

(ee)    Absence of Labor Dispute; Compliance with Labor Law. No material labor dispute with the employees of the Company or any of its Subsidiaries exists, or to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and its Subsidiaries that could have a Material Adverse Effect. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries are and have been in all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists, or to the knowledge of the Company, is imminent.

(ff)    IT Systems. The Company and its Subsidiaries have implemented and maintained effective controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of their IT system and data (including all personal, personally identifiable, sensitive, confidential or regulated data) used in connection with their businesses and implemented backup technology consistent with industry standards and practice, and there have been no breaches, violations, outages, security breach, attack or unauthorized uses of or accesses to same that would have a Material Adverse Effect; the Company and its Subsidiaries are presently in material compliance with all applicable laws, rules and regulations, or internal policies relating to the privacy and security of their IT system and data.

(gg)    Intentionally Omitted.

(hh)    Possession of Licenses and Permits. Except as disclosed in the Time of Sale Prospectus and the Prospectus, (i) each of the Company and its Subsidiaries possesses all licenses, certificates, authorizations, declarations and permits issued by, and has made all necessary reports to and filings with, the appropriate national, local or foreign regulatory authorities having jurisdiction over the Company and each of its Subsidiaries and their respective assets and properties, for the Company and its Subsidiaries that are necessary to conduct their respective businesses; (ii) the Company and its Subsidiaries is in compliance with the terms and conditions of all such licenses, certificates, authorizations and permits in all material respects; (iii) such licenses, certificates, authorizations and permits are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Time of Sale Prospectus or the Prospectus; (iv) neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit; (v) neither the Company nor any of its Subsidiaries has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Effect; except in the case of (i) and (v) above, where such failure to possess, file or renew would not have a Material Adverse Effect.

(ii)    Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or its Subsidiaries on the one hand and their respective shareholders, sponsors, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Time of Sale Prospectus and the Prospectus.

(jj)    PFIC Status. Based upon the Company’s current and projected income and assets, including the expected proceeds from this offering, the Company does not expect to be a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its current taxable year.

(kk)    No Transaction or Other Taxes. Except as disclosed in the Time of Sale Prospectus and the Prospectus, no transaction, stamp, capital or other documentary, issuance, registration, transaction, transfer, withholding or other taxes or duties are payable by or on behalf of the Underwriters to the government of the PRC or the British Virgin Islands or any political subdivision or taxing authority thereof in connection with (i) the creation, allotment, issuance, sale and delivery of the Offered Securities by the Company or the deposit of the Offered Shares with the Depositary and the Custodian, as defined in the Deposit Agreement (the “Custodian”), the issuance of the Offered ADSs by the Depositary, and the delivery of the Offered ADSs to or for the account of the Underwriters, (ii) the purchase from the Company of the Offered Securities and the initial sale and delivery of the Offered Securities to purchasers thereof by the Underwriters, or (iii) the execution, delivery or performance of this Agreement or the Deposit Agreement; except that British Virgin Islands and PRC stamp duty may be payable in the event that this Agreement or the Deposit Agreement is executed in or brought within the jurisdiction of the British Virgin Islands or the PRC, as applicable.

(ll)    Independent Accountants. Ernst & Young Hua Ming LLP, whose reports on the consolidated financial statements of the Company are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(mm)    Financial Statements. The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company as of the dates indicated and consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(nn)    Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Prospectus and the Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies and estimates; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and its Subsidiaries, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(oo)    Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company maintains a system of internal controls over accounting matters sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(pp)    Absence of Accounting Issues. The Company has not received any notice, oral or written, from the board of directors stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years.

(qq)    Operating and Other Company Data. All operating and other Company data disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are true and accurate in all material respects.

(rr)    Third-party Data. Any statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus or Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(ss)    Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement or the Exchange Act Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required.

(tt)    No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the preliminary prospectus filed as part of the Registration Statement or as part of any amendment thereto, the Prospectus and any issuer free writing prospectus to which the Representatives have consented, as set forth on Schedule II hereto.

(uu)    Payments of Dividends; Payments in Foreign Currency. Except as described in the Time of Sale Prospectus and the Prospectus, (i) none of the Company nor any of its Subsidiaries is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or (C) transferring any of its properties or assets to the Company or any other Subsidiary; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries (A) may be converted into United States dollars, that may be freely transferred out of such Person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such Person’s jurisdiction of incorporation or tax residence; and (B) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such Person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such Person.

(vv)    Compliance with PRC Overseas Investment and Listing Regulations. Except as disclosed in the Time of Sale Prospectus and the Prospectus, each of the Company and its Subsidiaries has complied in all material respects, and has taken all reasonable steps to ensure compliance in all material respects by each of its shareholders that is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (the “SAFE”) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(ww)    M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and SAFE on August 8, 2006 and amended by the Ministry of Commerce on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the issuance and sale of the Offered Securities, the listing and trading of the Offered ADSs on the NASDAQ and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the Closing Date or the applicable Option Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(xx)    Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(yy)    Absence of Manipulation. None of the Company, the Subsidiaries or, to the knowledge of the Company, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action which was designed to cause or result in, or that has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(zz)    No Sale, Issuance and Distribution of Shares. Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(aaa)    No Immunity. None of the Company, the Subsidiaries or any of their respective properties, assets or revenues has any right of immunity, under the laws of the British Virgin Islands, the PRC or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any British Virgin Islands, Hong Kong, PRC, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of the Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 12 of this Agreement and Section 7.6 of the Deposit Agreement.

(bbb)    Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the British Virgin Islands and the PRC and will be observed and given effect to by courts in the British Virgin Islands and the PRC, except as disclosed in the Time of Sale Prospectus and the Prospectus. The Company has the power to submit, and pursuant to Section 12 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 12 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Offered Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 12 hereof and Section 7.6 of the Deposit Agreement.

(ccc)    Enforceability of Judgment. Any final and conclusive judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein, may be treated by the courts of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary and would be recognized and enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the PRC, provided that (i) with respect to courts of the British Virgin Islands, (A) such court issuing the judgment had proper jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process, (B) such judgement was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company, (C) in obtaining judgment there was no fraud on the part of the person in whose favor judgement was given or on the part of such court, (D) recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to the public policy of the British Virgin Islands, and (E) the proceedings pursuant to which judgement was obtained were not contrary to natural justice, and (ii) with respect to courts of the PRC, any application or request for recognition and execution of such judgment is subject to compliance with the PRC Civil Procedures Law. The Company is not aware of any reason why the enforcement in the British Virgin Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the British Virgin Islands or PRC.

(ddd)    No Finder’s Fee. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or its Subsidiaries and any person that would give rise to a valid claim against the Company or its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its Subsidiaries or any of their respective officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (“FINRA”).

(eee)    No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of its Subsidiaries or, to the knowledge of the Company, any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission.

(fff)    Representation of Officers. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters pursuant to Section 5 of this Agreement in connection with the offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ggg)    Tax Filings. (i) The Company and each of its Subsidiaries have filed all national, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except for cases where failure to file or pay would not have a Material Adverse Effect, or except for taxes currently being contested in good faith and for which adequate reserves have been made in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect. (ii) Any unpaid material income and corporation tax liability of the Company for any years not finally determined have been accrued on the Company’s financial statements in accordance with the United States generally accepted accounting principles. (iii) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(hhh)    EGC Status. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(iii)    Testing-the-Waters Communication. The Company (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (B) has not authorized anyone other than the Representatives and the Company’s employees and consultants to engage in Testing-the-Waters Communications. The Company shall use its reasonable efforts to inform the Representatives of any Testing-the-Waters Communications completed without the Representatives present as soon as commercially practicable after completion of such communication. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any other Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(jjj)    As of the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, no individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(kkk)    Liquidity and Capital Resources. The Registration Statement, the Time of Sale Prospectus and the Prospectus fairly and accurately describe all material trends, demands, commitments, events, uncertainties and the potential effects thereof known to the Company, and that the Company believes would materially affect its liquidity and are reasonably likely to occur.

2.    AGREEMENTS TO SELL AND PURCHASE.

The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at US$[●] per American Depositary Share (for PRC based investors introduced by the Company to the Underwriters) or US$[●] per American Depositary Share (for other investors) (collectively, the “Purchase Price”) the number of Firm ADSs (subject to such adjustments to eliminate fractional ADSs as you may determine) that bears the same proportion to the number of Firm ADSs to be sold by the Company as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to [●] Additional ADSs at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional ADSs shall be reduced by an amount per ADS equal to any dividends declared by the Company and payable on the Firm ADSs but not payable on such Additional ADSs. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

3.    TERMS OF PUBLIC OFFERING

The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Offered ADSs as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Offered ADSs are to be offered to the public initially at US$[●] per ADS (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of US$[●] per ADS under the Public Offering Price.

4.    PAYMENT AND DELIVERY.

(a)    Payment for the Firm ADSs to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm ADSs for the respective accounts of the several Underwriters at [10]:00 a.m., New York City time, on [●], 2019, or at such other time on the same or such other date, not later than [●], 2019, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b)    Payment for any Additional ADSs shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional ADSs for the respective accounts of the several Underwriters at [10]:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than seven days after the date so specified, as shall be designated in writing by you.

(c)    The Offered ADSs to be delivered to each Underwriter shall be delivered in book entry form, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. Such Offered ADSs shall be delivered by or on behalf of the Company to the Representatives through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account(s) specified by the Company to the Representatives on the Closing Date or Option Closing Date, as the case may be, or at such other time and date as shall be designated in writing by the Representatives. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Offered Securities to the Underwriters and (ii) any withholding required by law. The Company will cause the certificates representing the Offered Shares to be made available for inspection at least 24 hours prior to the Closing Date or Option Closing Date, as the case may be.

(d)    The Company hereby agrees to issue to the Representatives (and/or their designees) on the Closing Date, warrants to purchase such number of ordinary shares of the Company up to eight and one-half percent (8.5%) of the ordinary shares underlying the Firm ADSs (the “Representatives’ Warrant”). The Representatives’ Warrant, in the form attached hereto as Exhibit C, shall be exercisable, in whole or in part, commencing on the effective date of the Registration Statement (the “Effective Date”) and expiring on the five-year anniversary thereof at an initial exercise price per ADS of $[●], which is equal to 125% of the Public Offering Price per Offered ADS. The Representatives’ Warrant shall include a “cashless” exercise feature and shall include a provision for “piggy-back” registration rights until expiration or until the shares underlying the warrant are eligible for resale pursuant to an exemption from registration. The Representatives understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representatives’ Warrant and the underlying securities during the one hundred eighty (180) days after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representatives’ Warrant, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representatives or of any such Underwriter or selected dealer; or as otherwise expressly permitted by Rule 5110(g), and only if any such transferee agrees to the foregoing lock-up restrictions

5.    CONDITIONS TO THE UNDERWRITERS’ OBLIGATIONS.

The obligations of the Company to sell the Offered Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Offered Securities on the Closing Date and each Option Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [5:00] p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that is material and adverse and that makes it, in your judgment, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)    The Representatives shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, a certificate, dated such date, signed by a duly authorized executive officer of the Company, (i) to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the applicable Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date (and the officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened) and (ii) with respect to such other matters as the Representatives may reasonably require.

(c)    The Representatives shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance reasonably satisfactory to the Representatives.

(d)    The Representatives shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion and negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(e)    The Representatives shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion or opinions of Maples and Calder (Hong Kong) LLP, British Virgin Islands counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(f)    The Company shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Zhong Lun Law Firm, PRC counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives (together with a consent letter, in form and substance reasonably satisfactory to the Representatives, permitting the Company to provide a copy of such opinion to the Representatives) and a copy of such opinion shall have been provided to the Representatives.

At the request of the Company, the opinions of counsel for the Company described above (except for the opinion of the PRC counsel of the Company) shall be addressed to the Representatives and shall so state therein.

(g)    The Representatives shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, a negative assurance letter of Sheppard, Mullin, Richter & Hampton, LLP, U.S. counsel for the Underwriters, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives.

(h)    Intentionally Omitted.

(i)    The Representatives shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(j)    The Representatives shall have received, on each of the date hereof and the Closing Date or the applicable Option Closing Date, as the case may be, a letter dated such date, in form and substance reasonably satisfactory to the Underwriters, from Ernst & Young Hua Ming LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to such Closing Date.

(k)    The “lock-up” letters, each substantially in the form of Exhibit A hereto, executed by the individuals and entities listed on Schedule IV relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof (the “Lock-Up Letter”), shall be in full force and effect on the Closing Date.

(l)    The Deposit Agreement shall be in full force and effect on the Closing Date and the applicable Option Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Offered Shares and the issuance of the Offered ADSs in accordance with the Deposit Agreement.

(m)    The Depositary shall have furnished or caused to be furnished to the Representatives a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Offered Shares against issuance of the Offered ADSs, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(n)    The Offered ADSs shall have been approved for listing on the NASDAQ, subject to only official notice of issuance.

(o)    If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after 4:00 p.m., New York City time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(p)    The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(q)    No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(r)    FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(s)    On the Closing Date or the applicable Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus, issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Additional ADSs.

Notwithstanding the immediately preceding paragraph, the Representatives may, in their sole discretion, waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Closing Date or an Option Closing Date.

6.    COVENANTS OF THE COMPANY.

6.1    The Company, in addition to its other agreements and obligations hereunder, covenants with each Underwriter as follows:

(a)    To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act.

(b)    To furnish to you, without charge, [one] signed copy of the Registration Statement and the ADS Registration Statement (including, in each case, exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement and the ADS Registration Statement (in each case, without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 6(f) or 6(g)below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c)    Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d)    To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(e)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)    If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)    If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which the Offered Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)    To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(i)    To advise you promptly and confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any Time of Sale Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or the ADS Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(j)    To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including Rule 158 under the Securities Act).

(k)    During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the five-year period after the date of this Agreement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to you and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to you (i) as soon as available, a copy of each report of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as you may reasonably request; provided, however, that (i) in each case the Company will have no obligation to deliver such reports to the extent they are publicly available on the Company’s website or the Commission’s EDGAR reporting system, and (ii) if the Company ceases to be subject to reporting obligations under the Exchange Act, it will have no obligation hereunder to deliver any reports.

(l)    To apply the net proceeds to the Company from the sale of the Offered Securities in the manner set forth under the heading “Use of Proceeds” in the Time of Sale Prospectus and to file such reports with the Commission with respect to the sale of the Offered Securities and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner (i) as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC.

(m)    Not to, and to cause each of its Subsidiaries not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(n)    To comply with the terms of the Deposit Agreement so that the Offered ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(o)    (i) Not to attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the British Virgin Islands; (ii) following the consummation of the offering, to use its reasonable efforts to obtain and maintain all approvals required in the British Virgin Islands to pay and remit outside the British Virgin Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its reasonable efforts to obtain and maintain all approvals, if any, required in the British Virgin Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(p)    To comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause holders of its Ordinary Shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of SAFE).

(q)    To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Securities within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 6).

(r)    If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify you and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(s)    The Company will indemnify and hold harmless the Underwriters against any transaction, stamp, capital or other issuance, registration, documentary, transfer, withholding or other similar taxes or duties (other than taxes imposed on the net income of an Underwriter), including any interest and penalties, on the creation, allotment, issue and sale of the Offered Securities to the Underwriters and on the execution and delivery of, and the performance of the obligations (including the initial resale and delivery of the Offered Securities by the Underwriters) under, this Agreement or the Deposit Agreement and on bringing any such document within any jurisdiction. All payments to be made by the Company hereunder shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes or duties imposed, assessed or levied by the PRC, the British Virgin Islands or any authority thereof or therein unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except to the extent of taxes or duties that would not have been imposed but for (a) such Underwriter’s being a resident of the jurisdiction imposing such taxes or duties or having a permanent establishment therein or having other connections therewith, or (b) the failure of the recipient of such payment to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the taxing authority of the recipient if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes or duties. In addition, all sums payable to an Underwriter hereunder shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company shall, in addition to the sum payable hereunder, pay an amount equal to any applicable value added or similar tax.

(t)    The Company, without the prior written consent of the Representatives on behalf of the Underwriters, will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or American Depositary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares, American Depositary Shares or such other securities, in cash or otherwise or (iii) file any registration statement (other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan described in the Time of Sale Prospectus and the Prospectus) with the Commission relating to the offering of any Ordinary Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares.

The restrictions contained in the preceding paragraph shall not apply to (i) the Offered Securities to be sold hereunder, (ii) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Representatives has been advised in writing, (iii) the grant of options to purchase Ordinary Shares or other equity-based awards under the Company’s share incentive plans existing as of the date hereof, or (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or American Depositary Shares, provided that (A) such plan does not provide for the transfer of Ordinary Shares or American Depositary Shares during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or American Depositary Shares may be made under such plan during the Restricted Period.

(u)    If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a Lock-up Letter for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

6.2    The Company, in addition to its other agreements and obligations hereunder, covenants with the Representatives as follows:

(a)    The Representatives shall have a right of participation (“Right of Participation”), for a period of twelve (12) months after the Closing Date, to act, on a nonexclusive basis, as (i) investment banker, book-runner, placement agent, or underwriter for any equity and debt offering of securities (excluding banking financing, but including all equity linked financings) for the Company, or any successor to or subsidiary of the Company, and (ii) as the Company’s financial advisor with respect to any merger or acquisition involving the Company (each, a “Subject Transaction”), in each case subject to the mutual agreement by the Company and the Representatives as to the Representatives’ role in any particular transaction. The Company shall notify the Representatives of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by electronic mail addressed to the Representatives. If the Representatives fails to exercise its Right of Participation with respect to any Subject Transaction within five (5) Business Days after the mailing of such written notice, then the Representatives shall have no further claim or right with respect to the Subject Transaction. The Representatives may elect, in its sole and absolute discretion, not to exercise its Right of Participation with respect to any Subject Transaction; provided that any such election by the Representatives shall not adversely affect the Representatives’ Right of Participation with respect to any other Subject Transaction during the twelve (12) month period agreed to above. In the event the Company fails to comply with this provision, damages shall be computed as the maximum allowable amount under applicable FINRA rules and regulations.

(b)    As of the Closing Date, the Company shall have retained an investor relations advisory firm reasonably acceptable to the Representatives and the Company, which shall initially be Jin Public Relations Inc., and shall retain such firm or another firm reasonably acceptable to the Representatives for a period of not less than one (1) year after the Closing Date.

(c)    For a period of two (2) years from the Closing Date, the Representatives are hereby given the right to designate one observer to the board of directors of the Company, which observer shall be mutually agreeable to the Company and the Representatives, to attend all meetings of the board of directors and committees thereof in a non-voting observer capacity; provided, however, (i) that the Company reserves the right to withhold any information and to exclude such observer from any meeting, or any portion thereof, if necessary to protect confidentiality of information, avoid a material conflict of interest, or preserve attorney-client privilege; (ii) that in no event shall the failure to provide the notice described above invalidate in any way any action taken at a meeting of the board of directors or a committee thereof; and (iii) such observer and the Representatives shall be required to enter into a confidentiality agreement in the form reasonably required by the Company and shall comply with applicable law with respect to use of information of the Company obtained in the role of a board observer.

(d)    For a period of two (2) years after the Closing Date, the Company shall furnish or make available to the Representatives copies of annual reports and annual financial statements as required by the Commission and the Nasdaq Stock Market’s rules and also furnish or make available to the Representatives a copy of all filings the Company shall make with the Commission under the Securities Act and/or Exchange Act and the rules and regulations promulgated thereunder. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been furnished or made available to the Representatives pursuant to this Section.

(e)    [On or prior to the date of this Agreement, the Company will have appropriate Directors’ & Officers’ (“D&O”) and Errors & Omissions (“E&O”) insurance with appropriate liability levels as reasonably determined by the Company. The Company acknowledges and agrees that the Representatives and their principal officers shall be named additional insureds of the Company’s D&O and E&O insurance policies to the extent reasonably obtainable and subject to customary market practice as reasonably determined by the Company and the insurer.]

7.    EXPENSES.

The Company hereby agrees to pay all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Offered Securities with the Commission; (b) all filing fees associated with the review of the public offering of the Offered Securities by FINRA; (c) all fees and expenses relating to the listing of such Offered Securities on the NASDAQ Global Market; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Offered Securities under state “blue sky” securities laws and all other jurisdictions as the Representatives may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel up to a cap of $5,000); (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Offered Securities under the securities laws of such foreign jurisdictions as the Representatives may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representatives may reasonably deem necessary; (g) the costs and expenses of a public relations firm for the Company mutually agreed upon by the Representatives and the Company; (h) the costs of preparing, printing and delivering certificates representing the Offered Securities; (i) fees and expenses of the transfer agent for the Offered Securities of the Company; (j) stock transfer and/or stamp taxes, if any, payable upon the transfer of the Offered Securities from the Company to the Underwriters; (k) the costs associated with post-closing advertising in the national editions of the Wall Street Journal and New York Times; (l) the fees and expenses of the Company’s accountants; (m) the fees and expenses of the Company’s legal counsel and other agents and representatives; (n) fees and expenses of the U.S. legal counsel for the Underwriters not to exceed $200,000 ($[25,000] of which was already paid), fees and expenses of the BVI legal counsel for the Underwriters not to exceed $20,000 and fees and expenses of PRC legal counsel for the Underwriters not to exceed $30,000; (o) all reasonable travel and other expenses relating to due diligence trips and site visits to the Company and (p) all reasonable road show expenses for the Offering, with all of the Underwriters’ out-of-pocket expenses under this Section 7 (including expenses previously paid or reimbursed by the Company but excluding the fees in subsections (d) and (n) above) not to exceed US$75,000. The Representatives acknowledges receipt from the Company of an advance of $[65,000] (the “Advance”) prior to the date of this Agreement to cover expenses as set forth above. The Representatives may deduct from the proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein payable by the Company to the Underwriters that exceed the aggregate of any expenses previously paid or reimbursed by the Company (including the Advance), subject to the Underwriters providing written evidence of the expenses reasonably satisfactory to the Company prior to the applicable Closing Date. It is understood, however, that except as provided in this section, Section 9 entitled “Indemnity and Contribution,” Section 10(b) entitled “Termination,” and the last paragraph of Section 11 entitled “Effectiveness; Defaulting Underwriters,” the Underwriters will pay all of their costs and expenses, including out-of-pocket expenses, fees and disbursements of their counsel and any advertising expenses in connection with any offers they may make.

8.    COVENANTS OF THE UNDERWRITERS.

Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

9.    INDEMNITY AND CONTRIBUTION.

(a)    The Company agrees to indemnify and hold harmless each Underwriter, each director, officer, employee, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, any issuer free writing prospectus or any road show, it being understood and agreed that the only such information furnished by any Underwriter consists of the concession figures appearing in the [fifth] paragraph, the disclosure on sales to discretionary accounts appearing in the [twentieth] paragraph and addresses of the Underwriters in the [twenty-fifth] paragraph (the “Underwriter Information”).

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b), or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, or (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and (y) does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c), is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Offered Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Offered ADSs they have purchased hereunder, and not joint.

(e)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

10.    TERMINATION.

(a)    The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC or the British Virgin Islands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, PRC or British Virgin Islands authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

(b)    Expenses. Notwithstanding anything to the contrary in this Agreement, in the event that this Agreement is terminated pursuant to this section, such termination shall be without liability of any party to any other party except that the Company will reimburse all out-of-pocket expenses reasonably incurred by the Underwriters subject to a cap in accordance with Section 7 hereof; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement. Notwithstanding the foregoing, the Advance received by the Representatives will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

11.    EFFECTIVENESS; DEFAULTING UNDERWRITERS.

This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Offered ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Offered ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to the Representatives, the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters subject to a cap in connection with Section 7 of this Agreement or the offering contemplated hereunder.

12.    SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE.

The Company hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts in any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the Offered Securities, or any transactions contemplated hereby. The Company and each of the Company’s Subsidiaries irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the Offered Securities, or any transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. The Company irrevocably appoints AnPac Technology USA Co., Ltd. as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company, as the case may be, in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.

13.    JUDGMENT CURRENCY.

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company pursuant to this Agreement with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

14.    ENTIRE AGREEMENT.

This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the sale and purchase of the Offered Securities and the offering of the Offered Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Offered Securities and the offering of the Offered Securities.

15.    COUNTERPARTS.

This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.    APPLICABLE LAW.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.    HEADINGS.

The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.    NOTICES.

All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at WestPark Capital Inc., 1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90067, Attn: Craig Kaufman and Univest Securities, LLC, 375 Park Avenue, 15th Floor, New York, NY 10152, Attn: Edric Guo with a copy (which shall not constitute notice) to Sheppard, Mullin, Richter and Hampton LLP, 30 Rockefeller Plaza, 39th Floor, New York, NY 10112, Attn: Richard A. Friedman or Stephen A. Cohen, and if to the Company shall be delivered, mailed or sent to AnPac Bio-Medical Science Co., Ltd., 801 Bixing Street, Bihu County, Lishui, Zhejiang Province 323006, People’s Republic of China, Attention: Chris Chang Yu, Chief Executive Officer with a copy (which shall not constitute notice) to Cleary, Gottlieb, Steen & Hamilton LLP, 37th Floor, Hysan Place, 500 Hennessy Road, Causeway Bay, Hong Kong, Attn: Shuang Zhao.

19.    PARTIES AT INTEREST.

The Agreement set forth has been and is made solely for the benefit of the Underwriters, the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such sections and their respective successors, assigns, heirs, personal Representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any rights under or by virtue of this Agreement.

20.    ABSENCE OF FIDUCIARY RELATIONSHIP.

The Company acknowledges and agrees to each of the following:

(a)    No Other Relationship. The Representatives have been retained solely to act as an underwriter in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters.

(b)    Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement.

(c)    Absence of Obligation to Disclose. The Company has been advised that the Representatives and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship.

(d)    Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against each Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that each Representative shall not have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

21.    RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.    SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon the Underwriters, the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s, and any of the Underwriters’ respective businesses and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of the Company’s directors, officers who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 22, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

23.    PARTIAL UNENFORCEABILITY.

The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

24.    AMENDMENTS.

This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[SIGNATURE PAGE TO FOLLOW]

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ANPAC BIO-MEDICAL SCIENCE CO., LTD.

By:
Name:
Title:

Accepted as of the date hereof

Acting for itself and the several Underwriters named in Schedule I hereto

By:	WESTPARK CAPITAL, INC.

By:
Name:
Title:

By:	UNIVEST SECURITIES, LLC

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm ADSs to be Purchased
Westpark Capital, Inc.

Univest Securities, LLC

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [●], 2019

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	Public Offering Price: US$[●] per ADS

4.	Size of the Offering: [ ] ADSs, or [ ] ADSs assuming the exercise in full of the over-allotment option.

SCHEDULE III

SUBSIDIARIES OF THE COMPANY

Name	Place of Incorporation
AnPac Technology USA Co., Ltd.	United States of America
Changwei System Technology (Shanghai) Co., Ltd.	People’s Republic of China
AnPac Bio-Medical Technology (Lishui) Co., Ltd.	People’s Republic of China
Changhe Bio-Medical Technology (Yangzhou) Co., Ltd.	People’s Republic of China
AnPac Bio-Medical Technology (Shanghai) Co., Ltd.	People’s Republic of China
Shanghai Xinshenpai Technology Co., Ltd.	People’s Republic of China
Lishui AnPac Medical Laboratory Co., Ltd.	People’s Republic of China
Penghui Health Management (Shanghai) Co., Ltd.	People’s Republic of China
Shiji (Hainan) Medical Technology Limited	People’s Republic of China
Shanghai Muqing AnPac Health Technology Co., Ltd.	People’s Republic of China
Shenzhen Anchun Bio-Medical Technology Co., Ltd.	People’s Republic of China

SCHEDULE IV

LIST OF LOCKED-UP PARTIES

All directors, executive officers, and 1% or above shareholders of the Company.

EXHIBIT A

FORM OF LOCK-UP LETTER

                , 2019

WestPark Capital Inc.

1900 Avenue of the Stars, Suite 310

Los Angeles, CA 90067

United States of America

Univest Securities, LLC

375 Park Avenue, 15th Floor

New York, NY 10152

United States of America

As Representatives (the “Representatives”) of the several Underwriters (as defined below)

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with AnPac Bio-Medical Science Co., Ltd., an business company limited by shares under the laws of the British Virgin Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including you (the “Underwriters”), of an aggregate of [                ] Class A ordinary shares, par value US$0.01 per share, of the Company (the “Class A Ordinary Shares”) in the form of [                ] American Depositary Shares (the “ADSs”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) or such earlier date that the Representatives consents to in writing (the “Restricted Period)”, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares or Class B ordinary shares par value US$0.01 per share, of the Company (together with the Class A Ordinary Shares, the “Ordinary Shares”), beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for the Ordinary Shares (collectively, the “Other Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such Other Securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Ordinary Shares or Other Securities acquired (i) from the Underwriters in the Public Offering or (ii) in open market transactions after the completion of the Public Offering, (b) transfers of Ordinary Shares or Other Securities (i) as a bona fide gift, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust (for purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (iv) to any immediate family member, (v) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all the outstanding equity securities or similar interests, (vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above, (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or (viii) to the Company from an employee of or service provider of the Company upon death, disability or termination of employment, in each case, of such employee or service provider or (c) distributions of Ordinary Shares or Other Securities (i) to limited partners, members or stockholders of the undersigned or (ii) to affiliates of the undersigned or any investment fund or other entity controlled or managed by the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), each donee or distributee or trustee shall sign and deliver a lock-up letter for the remainder of the Restricted Period substantially in the form of this letter, (d) the transfer of Ordinary Shares or Other Securities to the Company or its subsidiaries in connection with the vesting, settlement or exercise of equity awards (including by way of “net” or “cashless” exercise”), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement or exercise of such equity awards pursuant to any equity incentive plan or other equity award plan described in the Prospectus (each, an “Incentive Plan”), (e) transfers of Ordinary Shares or Other Securities to the Company in connection with the repurchase of Ordinary Shares or Other Securities issued pursuant to equity awards granted under any Incentive Plan or pursuant to the agreements pursuant to which such shares were issued as described in the Prospectus, provided that such repurchase of Ordinary Shares or Other Securities is in connection with the termination of the undersigned’s service to the Company, (f) the transfer of Ordinary Shares or Other Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Ordinary Shares and Other Securities shall remain subject to the provisions of this agreement, or (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, Other Securities or ADSs, provided that (i) such plan does not provide for the transfer of Ordinary Shares, Other Securities or ADSs during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares, Other Securities or ADSs may be made under such plan during the Restricted Period.

In addition, nothing in this agreement shall be deemed to prohibit (a) any transfer of any undersigned’s Ordinary Shares or Other Securities to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender or otherwise, with respect to any award of equity-based compensation granted pursuant to the Incentive Plan or in connection with tax or other obligations as a result of testate succession or intestate distribution, (b) any transfer of undersigned’s Ordinary Shares pursuant to any contractual arrangement that was entered into prior to the date of this agreement and provides for the repurchase of undersigned’s Ordinary Shares by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company and any subsidiaries or affiliates of the Company; or (c) the exercise of any rights to acquire any undersigned’s Ordinary Shares by means of cash or cashless exercises or the disposition of undersigned’s Ordinary Shares to the Company, or exchange or conversion of any stock options or any other securities convertible into or exchangeable or exercisable for undersigned’s Ordinary Shares granted pursuant to the Company’s equity incentive plans, provided that any undersigned’s Ordinary Shares received upon such exercise, exchange or conversion shall be subject to the terms of this agreement.

The undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or Other Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (a) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, the Representatives will notify the Company of the impending release or waiver, and (b) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that, subject to terms and conditions in this agreement, this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Notwithstanding anything to the contrary contained herein, this agreement will automatically terminate and the undersigned shall be released from all obligations under this agreement upon the earliest to occur, if any, of (i) the date that the Company advises the Representatives in writing that it has determined not to proceed with the Public Offering, (ii) the date that the Company files an application with the Securities and Exchange Commission to withdraw the registration statement related to the Public Offering, (iii) the date that the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Ordinary Shares in the form of ADSs to be sold thereunder, or (iv) [    ], 2019, if the Underwriting Agreement is not executed on or before such date.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Name:

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

                , 2019

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by AnPac Bio-Medical Science Co., Ltd. (the Company”) of [                ] Class A ordinary shares, par value US$[●] per share, of the Company in the form of [                ] American depositary shares, and the lock-up letter dated , 2019 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated , 2019, with respect to [●] Class A ordinary shares (the Shares”).

The undersigned hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [●]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

WestPark Capital, Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:
Name:
Title:

Univest Securities, LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:
Name:
Title:

FORM OF PRESS RELEASE

AnPac Bio-Medical Science Co., Ltd.

[Date]

AnPac Bio-Medical Science Co., Ltd. (the “Company”) announced today that WestPark Capital, Inc. and Univest Securities, LLC, the representatives of the several Underwriters in the Company’s recent public sale of [                ] ordinary shares in the form of [                ] American Depositary Shares is [waiving][releasing] a lock-up restriction with respect to [●] ordinary shares (the “Shares”) of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on [            ], and the Shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.